Exhibit 99.1

iAnthus Reports Second Quarter 2021 Financial Results and Provides Update on Status of Recapitalization Transaction

NEW YORK, NY and TORONTO, ON – August 10, 2021 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the three and six months ended June 30, 2021. The Company’s Quarterly Report on Form 10-Q, which includes its unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2021 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com. As a U.S. reporting company, the Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). Unless otherwise noted, all currency is expressed in U.S. dollars.

Second Quarter 2021 Financial Highlights

•	Revenue of $54.2 million, up 57% from the same quarter in the prior year.

•	Gross Profit of $31.3 million, up 66% from the same quarter in the prior year.

•	Gross Margin of 57.7%, reflecting an increase of 3.2% from 54.5% in the same quarter in the prior year.

•	Net loss of $15.3 million, or a loss of $0.09 per share, compared to a loss of $24.8 million, or a loss of $0.14 per share, in the same quarter in the prior year.

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Adjusted EBITDA(3) of $13.5 million, up from $0.7 million in the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this news release are included below.

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Due to liquidity constraints experienced by the Company, the Company did not make applicable interest payments due on its 13% senior secured convertible debentures (“Secured Notes”) and its 8% convertible unsecured debentures (“Unsecured Debentures”) due during 2020. As previously disclosed, the non-payment of interest in March 2020 triggered an event of default with respect to these components of the Company’s long-term debt, which, as of June 30, 2021, consisted of principal amounts at face value of $97.5 million and $60.0 million, and accrued interest of $22.9 million and $7.2 million, on the Secured Notes and Unsecured Debentures, respectively. In addition, as a result of the default, as of June 30, 2021, the Company has accrued additional fees and interest of $14.6 million (“Exit Fees”) in excess of the aforementioned amounts that are further detailed in the Company’s financial statements.

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As disclosed in the Company’s filings with the applicable Canadian securities regulators and the SEC, the Company entered into a restructuring support agreement dated July 10, 2020, as amended on June 15, 2021 (as amended, the “Restructuring Support Agreement”) with the holders of its Secured Notes (the “Secured

Lenders”), and a majority of the holders of its Unsecured Debentures (the “Consenting Unsecured Debentureholders”) to effectuate a proposed recapitalization transaction (the “Recapitalization Transaction”) to be implemented by way of a court-approved plan of arrangement (“Plan of Arrangement”) under the Business Corporations Act (British Columbia). Pursuant to the terms of the Recapitalization Transaction and subject to the closing thereof, the Company is required to issue an aggregate of 6,072,579,699 common shares upon the extinguishment of (i) $22.5 million of Secured Notes (including the Exit Fees) plus interest accrued thereon, (ii) $40.0 million of Unsecured Debentures plus interest accrued thereon, and (iii) interest accrued above the principal amount of $14.7 million of the interim financing provided by the Secured Lenders. The Recapitalization Transaction remains subject to the receipt of all necessary regulatory approvals and approval by the Canadian Securities Exchange. The financial highlights herein do not give effect to the consummation of the Recapitalization Transaction.

Table 1: Q2 2021 Financial Results

in thousands of US$, except share and per share amounts (unaudited)	Q2 2021	Q2 2020
Revenue	$54,228	$34,646
Gross profit	31,311	18,890
Gross margin	57.74%	54.52%
Net loss	(15,256)	(24,825)
Net loss per share	(0.09)	(0.14)

Table 2: Reconciliation of Net Income to Adjusted EBITDA

in thousands of US$	Q2 2021 (unaudited)	Q2 2020 (unaudited)
Net loss	$(15,256)	$(24,825)
Depreciation and amortization	7,759	6,765
Interest expense, net	5,770	4,996
Income tax expense	7,884	5,257

EBITDA (Non-GAAP)	$6,157	$(7,807)

Adjustments
Impairment loss	1,696	—
Recovery and write-downs	(73)	8
Accretion expense	2,664	4,113
Share-based compensation	1,661	2,492
Gain from change in fair value of financial instruments	(327)	(234)
Income from equity-accounted investments	—	(69)
Debt obligation fees (1)	418	416
Non-recurring charges (2)	1,291	1,736

Total Adjustments	$7,330	$8,462

Adjusted EBITDA (Non-GAAP)	$13,487	$655

(1)	Reflects accrued interest on the Exit Fees.
(2)	Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, Strategic Review Process, and other non-recurring costs associated with becoming a U.S. reporting company.
(3)	See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

Update on the Recapitalization Transaction

As previously disclosed, securityholder approval and court approval were two of the primary conditions for closing the Recapitalization Transaction, both of which conditions have been satisfied. The closing of the Recapitalization Transaction remains subject to certain closing conditions set forth in the Restructuring Support Agreement. Specifically, certain of the transactions contemplated by the Recapitalization Transaction have triggered the requirement for an approval by state-level regulators in certain U.S. states with jurisdiction over the licensed cannabis operations of entities owned, in whole or in part, or controlled, directly or indirectly, by iAnthus in such states.

On February 23, 2021, the Nevada Cannabis Compliance Board approved the proposed change of ownership and control of the Company’s wholly-owned subsidiary, GreenMart of Nevada NLV, LLC, contemplated by the Recapitalization Transaction. On June 17, 2021, the Massachusetts Cannabis Control Commission approved the proposed change of ownership and control of the current licenses held by the Company’s wholly-owned subsidiaries, Mayflower Medicinals, Inc., and Cannatech Medicinals, Inc. contemplated by the Recapitalization Transaction. Similar state-level regulatory approvals are being sought in Florida, Maryland, New York, New Jersey, and Vermont.

The Company continues to work with the Lenders and Consenting Debenture Holders (as such terms are defined in the Restructuring Support Agreement) towards obtaining the required regulatory approvals. As previously disclosed, the Company, the Lenders and the Consenting Debenture Holders have agreed to amend the date pursuant to which the Plan of Arrangement is required to be implemented by from ‘June 30, 2021’ to ‘August 31, 2021’ in the definition of “Outside Date” as that term is defined in the Restructuring Support Agreement. The Lenders and Consenting Debenture Holders have agreed to provide the Company with enhanced disclosure as to their ongoing discussions and correspondence with state-level regulators in connection with seeking the necessary regulatory approvals. The parties have also agreed to cooperate and work in good faith to settle the terms of a long-term incentive plan for certain essential employees of the Company and certain of its subsidiaries.

A copy of the Restructuring Support Agreement and the amendment thereto are available under the Company’s SEDAR profile at www.sedar.com and were filed on July 20, 2020 and June 21, 2021 respectively. A copy of the Restructuring Support Agreement and the amendment thereto are also available on the SEC’s website at www.sec.gov and were filed on December 8, 2020 and June 21, 2021, respectively.

Non-GAAP Financial Information

This release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, and litigation costs related to ongoing legal proceedings.

The terms EBITDA and Adjusted EBITDA are not defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to the novel coronavirus disease (“COVID-19”). An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the ongoing outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages and travel and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected by the continuing COVID-19 pandemic, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic (subject to the implementation of certain restrictions on adult-use cannabis sales in both Massachusetts and Nevada, which have since been lifted), there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of its common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe,” should” and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations and the timing and outcome of the closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.